Investor Relations Service Agreement

Between **FOX PETROLEUM INC** (referred to as "**FOX PETROLEUM**")

FOX PETROLEUM INC
64 Knightsbridge
London SW1X7JF
England

and **Senergy Communications Inc.** (referred to as "**Senergy Communications**")

Senergy Communications Inc.
134 Abbott St.
Suite 603
Vancouver B.C.
V6B2K4

____________ ____________ ____________ ____________

Whereas **FOX PETROLEUM** desires to seek representation in North America

And, whereas Senergy desires to enter into an investor relations service agreement to present FOX PETROLEUM in North America and other countries for disseminating investor relations information and creating awareness of FOX PETROLEUM in the financial community.

Now therefore, in consideration of the foregoing and legally binding mutual promises, the parties hereby agree to the following:

1. Senergy Communications will distribute and disseminate information provided by FOX PETROLEUM to existing and potential shareholders. In doing so, Senergy Communications will respond to inquiries from shareholders and interested party inquiries and provide, where appropriate, factual information from FOX.

2. Senergy Communications will provide such services for an initial period of 6 (six) months, beginning on the 1st of June, 2006. Following the initial six-month period, the contract will continually and automatically be renewed for additional six month periods until it is terminated by either party, in writing, within 30 (thirty) days notice of a renewable date.

3. FOX PETROLEUM will make a good faith effort to keep Senergy Communications informed and advised about all public information available, and that information material alone will be the source of information for dissemination to shareholders or other interested parties.

4. FOX PETROLEUM personnel will be available to representatives of Senergy Communications Inc. for periodic updates, upon reasonable notice.

5. Senergy Communications will keep FOX PETROLEUM informed by telephone, fax and/or email about its activities on Fox Petroleum behalf and other relevant matters.

6. Senergy Communications remuneration for the 6 (six) month investor relations services contract for FOX PETROLEUM as agreed upon herein shall be USD $10,000.00 per month and payable on the 1st of every month at the start of this contract and includes the services listed below.

_ Strategic counseling session with management to set goals and objectives
_ FOX PETROLEUM Investor Relations Services
_ Consult and assist in preparation of the corporate website
_ Develop the corporate information and create a one-page fact sheet
_ Manage a database of North American and European investors and media contacts
_ Introduce FOX PETROLEUM through network channels of stock letter writers
_ Consult and advise FOX PETROLEUM in a financial media
_ Set up interviews in a financial publications

_ Dispatch press releases through a newswire service.

_ Advise and develop corporate information and distribute press releases and financial information
_ Place media coverage including articles in financial magazines
_ Strategically organize road shows and one-on-one meetings
_ Introduction to bank representatives, asset managers, portfolio managers and media professionals

Any other expenses not mentioned herein, such as commercial travel, advertisement, television spots, road shows and others shall be paid separately upon advance approval by FOX PETROLEUM.

7. Special Conditions

7.1. Senergy Communications will abide by all securities regulations and laws of the Canadian, American and European authorities and Securities Commissions.

7.2. Senergy Communications agrees that, without any express authorization from FOX PETROLEUM, neither it nor any affiliated persons will directly or indirectly disclose to any other person, firm or corporation, any confidential information, including, but not limited to concepts, ideas, procedures and future product development projects Senergy Communications Inc. will be exposed to during the term of this Agreement, nor make available to others any documents, files or other papers concerning the business or financial affairs of the Corporation obligations under the Agreement.

7.3. FOX PETROLEUM has the right to approve all documentation prepared by Senergy Communications including, but not limited to, website, advertisements and correspondence with Senergy's database.

8. This is the entire agreement between the parties. It may only be modified in writing with the mutual consent of both parties.

9. This Agreement shall be governed by the laws of Vancouver, BC.

On behalf of:

Senergy Communications Inc.

By: ______________________

Anthony Zelen

Title: **President**
Date. June 1, 2007

On behalf of:

Fox Petroleum

By: ______________________

Alex Craven

Title:
Date: June 1, 2007